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                                                                    EXHIBIT 23.5
                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 5 to the Registration Statement on Form S-1 of our report dated April 16, 1998, relating to the financial statements of Prudential Service Bureau, Incorporated, as of December 31, 1996 and 1997 and for the years then ended, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

New York, New York

July 17, 1998